SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[  ] Preliminary proxy statement.

[  ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2)).

[  ] Definitive proxy statement.

[ X ] Definitive additional materials.

[  ] Soliciting material under Rule 14a-12.

                          FIRST AVIATION SERVICES INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                    WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
                   WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
                       WYNNEFIELD CAPITAL MANAGEMENT, LLC
                            WYNNEFIELD CAPITAL, INC.
                                   NELSON OBUS
                                JOSHUA H. LANDES
                  WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN
 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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

The following advertisement will appear on the www.rescuefavs.com web site and in various national publications:

                  SUPPORT OUR CAMPAIGN TO MOVE FAVS FORWARD

[Stock graph showing percent change in stock price omitted, including the following data points:

                    12/29/01        12/31/02        12/31/03         5/11/04
FAvS                   -1%             +7%             -1%            +10%
Aviall                +49%            +59%           +207%           +235%
]
               IT'S TIME FOR FIRST AVIATION TO STOP MAKING EXCUSES

                      ISS RECOMMENDS A VOTE FOR NELSON OBUS

Institutional Shareholder Services, Inc. (ISS), a leading independent proxy advisory firm, recommends voting for the Wynnefield Group's nomination of Nelson Obus for election to the board of First Aviation Services. ISS says: "With poor historical shareholder returns, a continuing conflict of interest due to related party transactions with First Equity Group, and the market valuing the company near its liquidation value, the circumstances warrant support of the dissident nominee. We believe that an alternative voice on the board would increase the odds of maximizing shareholder wealth."

ISS continues: "The company's long-term stock performance has not been favorable since the company went public in 1997 at $10 per share. Currently, the stock trades at $4.70 per share as of June 2, 2004, or a level that is slightly above the company's net/net working capital of approximately $4.63 per share as of the fiscal year ended January 2004."

     NELSON OBUS WOULD BRING NEW IDEAS TO A COMPANY THAT'S STANDING STILL.

FAvS management CONTINUES TO BLAME INDUSTRY CONDITIONS FOR THE COMPANY'S PERFORMANCE AND FAILURE TO GROW. Meanwhile, FAvS' primary competitor, AVIALL, INC., has evolved its business and CONTINUES ITS STRONG RECOVERY SINCE 2001 (SEE GRAPH ABOVE).

The Wynnefield Group owns 29.7% of FAvS stock, and is nominating Nelson Obus for election to the FAvS board as a matter of principle on behalf of ALL shareholders.

                ISS SAYS VOTE THE WYNNEFIELD GROUP'S GREEN PROXY.

For more information,  call our proxy solicitors,  LAWRENCE E. DENNEDY OR DANIEL
M. SULLIVAN OF MACKENZIE PARTNERS, INC., AT (800) 322-2885.

Visit our web site www.rescuefavs.com to read our proxy statement and background materials.